As filed with the Securities and Exchange Commission on May 20, 2013

Registration No. 333-45251

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT NO. 333-45251

GETTY REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland	11-3412575
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

125 Jericho Turnpike, Suite 103
Jericho, New York 11753
(516) 478-5400
(Address, including zip code, and telephone
number, including area code, of Registrant’s
principal executive offices)

GETTY REALTY CORP. RETIREMENT (401(k)) AND PROFIT SHARING PLAN
 (Full title of the plan)

Thomas J. Stirnweis
Vice President and Chief Financial Officer
Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, New York 11753
(516) 478-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wm. David Chalk, Esq.
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
(410) 580-4120

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

Getty Realty Corp., a Maryland corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission on January 30, 1998 (file no. 333-45251).  The Registration Statement registered 50,000 shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”), and an indeterminate amount of interests under the Getty Realty Corp. Retirement (401(k)) and Profit Sharing Plan (the “Plan”).  The Plan no longer offers the Common Stock of the Registrant as an investment option under the Plan.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered but remain unsold at the termination of the offering, removes from registration any and all securities and interests of the Registrant that had been registered for issuance but remain unissued or unsold under the Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on May 17, 2013.

GETTY REALTY CORP.

By:	/s/ Thomas J. Stirnweis
Name:	Thomas J. Stirnweis
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David B. Driscoll	President, Chief Executive Officer and Director	May 17, 2013
David B. Driscoll	(Principal Executive Officer)

/s/ Thomas J. Stirnweis	Vice President and Chief Financial Officer	May 17, 2013
Thomas J. Stirnweis	(Principal Financial and Accounting Officer)

/s/ Leo Liebowitz	Director and Chairman of the Board	May 17, 2013
Leo Liebowitz
/s/ Milton Cooper	Director	May 17, 2013
Milton Cooper

/s/ Howard B. Safenowitz	Director	May 17, 2013
Howard B. Safenowitz
/s/ Philip E. Coviello	Director	May 17, 2013
Philip E. Coviello

/s/ Richard E. Montag	Director	May 17, 2013
Richard E. Montag

* By:	/s/ Thomas J. Stirnweis	Attorney-in-Fact	May 17, 2013
Thomas J. Stirnweis
For himself and as Attorney-in-Fact